SEVERANCE AGREEMENT

In consideration of the benefits provided to the undersigned employee (“Employee”) set forth herein, Employee agrees as follows:

1.           SEPARATION.  Employee’s employment with POZEN Inc. (“the Company”) will terminate as of close of business on December 31, 2013 (“Effective Separation Date”).

2.           SEPARATION INFORMATION.  The following applies regardless of whether Employee executes and returns this Agreement in accordance with paragraph 8 of this Agreement:

Employee will be paid her salary through the Effective Separation Date.  Additionally, Employee will be paid for any accrued but untaken vacation and 2013 bonus, if any.  Employee’s Group health and other company benefits will end on the Effective Separation Date.  Employee has the option of continuing dental coverage under COBRA.  Employee will not have the option of continuing group health coverage under COBRA since Employee elected not to participate in the Company’s group health coverage during her employment.  Information regarding COBRA, premiums and the election procedures will be provided to Employee.  Stock options and 401(k) accounts will be handled in accordance with the terms of the applicable plans and agreements.  Employee will be eligible for any 2013 bonus payment to be paid no later than March 15, 2014.

3.           SEVERANCE BENEFITS OFFER.  Subject to Employee’s timely execution and non-revocation of this Agreement and compliance with its terms:

(a)           Employee shall receive the severance benefit described in paragraph 5(d) of the Executive Employment Agreement dated September 14, 2009 (“Executive Employment Agreement”), subject to any applicable taxes and withholdings, in an amount equal to one (1) year’s base salary (the “Salary Benefit”) plus the average annual bonus awarded Employee for 2011 and 2012 (the “Bonus,” and, together with the Salary Benefit, the “Severance Benefit”). The Company shall pay the Salary Benefit, in consecutive semi-monthly installments of $14,679.17 (less applicable withholdings) each, in accordance with the same, regular payroll schedule applicable to Employee immediately prior to the Effective Separation Date, commencing with the second month following the month in which Effective Separation Date occurred, i.e., on or about February 15, 2014. The Company shall pay the Bonus in a lump sum payment of $130,200 no later than March 15, 2014.  Employee shall also continue to be entitled to receive all Company nontaxable employee benefits to which Employee was entitled as of the Effective Separation Date, subject to the terms of all applicable benefit plans and to the extent such benefits can be provided to non-employees (or to the extent such benefits cannot be provided to non-employees, then the amount the Company was paying for those benefits immediately prior to the Effective Separation Date), at the same average level and on the same terms and conditions which applied immediately prior to the Effective Separation Date, for the shorter of (i) one year following the date of such Effective Separation Date or (ii) until Employee obtains comparable coverage from another employer (the “Continuing Benefits”).  For purposes of clarity, Continuing Benefits for Employee shall include a medical coverage subsidy of $752.60 per month which was paid by the Company to Employee during her employment in lieu of the Company subsidy of employee group health insurance premiums and which Employee has used to pay her existing coverage under the Johnson & Johnson medical and prescription insurance plans.  Such Continuing Benefits shall be paid to Employee on the same schedule as the Severance Benefits.

(b)           Notwithstanding the foregoing, in order to receive continuation coverage under the dental plan offered by the Company, Employee must elect COBRA continuation coverage.  Employee will not have the option of continuing group health coverage under COBRA since Employee elected not to participate in the Company’s group health coverage during her employment.  Employee will be solely responsible for all obligations in electing COBRA continuation group dental coverage and taking all steps necessary to qualify for such coverage. Employee’s right to continue to receive health benefits as set forth in this paragraph 3 is not a guarantee of COBRA continuation coverage or benefits. If Employee elects COBRA continuation coverage, the Company will reimburse her for COBRA premiums that she actually pays (less any amount that she currently is paying for group dental coverage) for continuation of the group dental coverage at the level in effect immediately prior to the Separation Date during the period in which she is entitled to receive Continuing Benefits described above.  COBRA reimbursements shall be taxable to the Employee.  Reimbursements shall be made on a monthly basis, after notification by the COBRA claims administrator that payment has been made by Employee, but in no event later than the last day of the calendar year following the year in which the expenses were incurred. Under no circumstances will Employee be entitled to a cash payment or other benefit in lieu of reimbursements for the actual costs of premiums for the COBRA group dental coverage hereunder (and corresponding tax withholding amounts). The amount of expenses eligible for reimbursement during any calendar year shall not be affected by the amount of expenses eligible for reimbursement in any other calendar year.

(c)           To receive the Severance Benefits, Continuing Benefits and COBRA reimbursements described in this paragraph 3, Employee must (i) return all company property and confidential information, and cooperate in good faith, as may be requested by the Company, on or after the Effective Separation Date, (ii) sign and return the Agreement to the Company in accordance with the provisions of paragraph 8 below and not revoke acceptance of the Agreement, and (iii) comply with all provisions of the Severance Agreement and Non-Disclosure, Invention and Non-Competition Agreement between  and the Company (with the sole exception of the covenant not to compete obligations set forth in paragraph 7 of that Agreement which the Company will not enforce).

4.           COMPANY INFORMATION AND PROPERTY.  Employee shall not at any time after her employment terminates disclose, use or aid third parties in obtaining or using any confidential or proprietary Company information nor access or attempt to access any Company computer systems, networks or any resources or data that resides thereon. Confidential or proprietary information is information relating to the Company or any aspect of its business which is not generally available to the public, the Company’s competitors, or other third parties, or ascertainable through common sense or general business or technical knowledge. Nothing in this Agreement shall relieve her from any obligations under any previously executed confidentiality, proprietary information or secrecy agreements, including but not limited to the Non-Disclosure, Invention and Non-Competition Agreement between Company and Employee, which Employee acknowledges will remain in full force and effect after the Effective Separation Date (with the sole exception of the covenant not to compete obligations set forth in paragraph 7 of that Agreement which the Company will not enforce) and agrees that she will comply with all such provisions of such Agreement in all respects upon separation of employment.

All records, files or other materials maintained by or under the control, custody or possession of the Company or its agents in their capacity as such shall be and remain the Company’s property.  By signing this Agreement, Employee represents that she: (i) has returned all Company property (including, but not limited to, security devices; credit cards; keys; cell phones; thumb drives, personal devices and other computer hardware and software; records, files, documents, company manuals, and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which she created, received or otherwise obtained in connection with her employment; (ii) bring all such records, files, and other materials up to date before returning them; (iii) has permanently deleted any Company information that may reside on her personal computer(s), devices or accounts; and (iv) cooperate in good faith with the Company in winding up her work and transferring that work to those individuals designated by the Company.

5.           RELEASE.  In consideration of the benefits conferred by this Agreement, (ON BEHALF OF HERSELF AND HER ASSIGNS, HEIRS AND OTHER REPRESENTATIVES) EMPOYEE RELEASES THE COMPANY, ITS PREDECESSORS, SUCCESSORS AND ASSIGNS AND ITS AND/OR THEIR PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, SHE MAY HAVE OR CLAIM TO HAVE RELATING TO HER EMPLOYMENT WITH THE COMPANY, ITS PREDECESSORS, SUBSIDIARIES OR AFFILIATES OR HER SEPARATION THEREFROM arising before the execution of the Agreement to the fullest extent permitted by law, including but not limited to claims:  (i) for discrimination, harassment or retaliation arising under federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as

amended), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, harassment or retaliation for protected activity; (ii) for compensation and benefits (including but not limited to claims for bonus payments or awards and claims under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), Fair Labor Standards Act of 1938 (FLSA), as amended, and similar federal, state, and local laws; (iii) under federal, state or local law of any nature whatsoever (including but not limited to constitutional, statutory, tort, express or implied contract or other common law); and (iv) for attorneys’ fees.  The release of claims set forth in this paragraph does not apply to claims for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies, vested retirement benefits or claims as described in paragraphs 6 and 7 below.

6.           AGENCY CHARGES/INVESTIGATIONS.  Nothing in this Agreement shall prohibit Employee from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of her employment; provided, however, that by signing this Agreement, Employee waives her right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.

7.           COVENANT NOT TO SUE.  Employee will not sue Releasees on any matters relating to her employment arising before the execution of this Agreement, including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the Older Workers Benefit Protection Act of 1990 (OWBPA), to the enforceability of the waiver and release of ADEA claims set forth in this Agreement, claims for workers’ compensation, unemployment or vested retirement benefits referenced in paragraph 5 above, or where otherwise prohibited by law.

8.           RIGHT TO REVIEW AND REVOKE.  The Company delivered this Agreement to Employee on December 13, 2013 by hand delivery and desires that she have adequate time and opportunity to review and understand the consequences of entering into it.  Accordingly, the Company advises her to consult with her attorney prior to executing it and that she has 21 days within which to consider it.  Employee may not sign this Agreement until after her Effective Separation Date.  In the event that she does not return an executed copy of the Agreement to John Barnhardt, POZEN Inc., 1414 Raleigh Road, Suite 400, Chapel Hill, NC 27517 by no later than the 22nd calendar day after receiving it, it and the obligations of the Company herein shall become null and void and Employee shall receive the compensation and benefits as set forth above in paragraph 2, and nothing more.  Employee may revoke the Agreement during the seven (7) day period immediately following her execution of it.  The Agreement will not become effective or enforceable until the revocation period has expired.  To revoke the Agreement, a written notice of revocation must be delivered to John Barnhardt at the above address.

9.           NONDISPARAGEMENT.  Employee represents and warrants that since receiving this Agreement, she (i) has not made, and going forward will not make, disparaging, defaming or derogatory remarks about the Company or its products, services, business practices, directors, officers, managers or employees to anyone; nor (ii) taken, and going forward will not take, any action that may impair the relations between the Company and its vendors, customers, employees, or agents or that may be detrimental to or interfere with, the Company or its business.

10.           SECTION 409A OF THE INTERNAL REVENUE CODE.

(a)  Parties’ Intent. The parties intend that the provisions of this Agreement comply with the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Employee to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of Employee, use its reasonable business efforts to in good faith reform such provision to comply with Code Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to Employee and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which Employee participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

(b)           Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following  a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

(c)           Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

(d)           Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that Employee is a Key Employee of the Company on the date her employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of Employee’s employment (the “409A Delay Period”).  In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to Employee during the 409A Delay Period shall be paid to Employee in a lump sum cash amount in the month following the end of the 409A Delay Period.  For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof.  If Employee is identified as a Key Employee on an Identification Date, then Employee shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

11.           Other.  Except as expressly provided in this Agreement, this Agreement supersedes all other understandings and agreements, oral or written, between the parties (including but not limited to the Executive Employment Agreement) and constitutes the sole agreement between the parties with respect to its subject matter.  Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and no agreement, statement or promise not contained in the Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties.

Employee’s or the Company’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.  If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement.

This Agreement is intended to avoid all litigation relating to Employee’s employment with the Company and her separation therefrom; therefore, it is not to be construed as the Company’s admission of any liability to her – liability which the Company denies.

This Agreement shall apply to, be binding upon and inure to the benefit of the parties’ successors, assigns, heirs and other representatives.

If Employee does not abide by the obligations set forth in this Agreement including but not limited to paragraphs 4, 5, 7 and 9, then (i) she will return all monies received under this Agreement and Releasees will be relieved of their obligations hereunder (including but not limited to making any further payments described above), except to the extent that such return and relief would result in invalidation of the release set forth above, and (ii) she will indemnify Releasees for all expenses they incur in defending the action.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

 EMPLOYEE REPRESENTS THAT SHE HAS CAREFULLY READ THE ENTIRE AGREEMENT, UNDERSTANDS ITS CONSEQUENCES, AND VOLUNTARILY ENTERS INTO IT.

 Signature _________________________  Date ___________________________

Print  Name:       Elizabeth A. Cermak

(Must be signed and dated and returned by no later than the 22nd  calendar day after receiving it and may not be signed until after her Effective Separation Date)

APPROVED BY:

POZEN Inc.

By: _____________________________ Date _____________________________

Title: _____________________________________________________________